SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 3, 2010

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders (“Annual Meeting”) of Pacific Ethanol, Inc. (the “Company”) was held on June 3, 2010. The following nominees were elected by the votes indicated to serve as directors for a one year term, or until their successors are elected and qualified:

Name	Total Votes for Each Director	Total Votes Withheld from Each Director
William L. Jones	21,823,044	1,615,304
Neil M. Koehler	22,053,676	1,384,672
Terry L. Stone	21,839,231	1,599,117
John L. Prince	21,714,754	1,723,594
Douglas L. Kieta	21,947,277	1,491,071
Larry D. Layne	21,836,316	1,602,032
Michael D. Kandris	22,054,471	1,383,877
Ryan W. Turner	21,923,155	1,515,193

The following proposals were also approved at the Annual Meeting by the votes indicated:

Proposal	For	Against	Abstain
Proposal Two: To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares.	36,772,534	2,515,128	3,194,504
Proposal Three: To approve an amendment to the Company’s 2006 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 2,000,000 shares to 6,000,000 shares.	20,047,002	2,137,830	1,253,516
Proposal Four: To authorize, for purposes of complying with NASDAQ Listing Rule 5635(d), the Company to issue, in connection with the terms of that certain Purchase and Option Agreement dated March 2, 2010 between Socius CG II, Ltd. and Lyles United, LLC and that certain Option/Purchase Agreement dated March 2, 2010 between Socius CG II, Ltd. and Lyles Mechanical Co., in excess of that number of shares of the Company’s common stock equal to 20% of the total number of shares of the Company’s common stock outstanding immediately preceding the first issuance of shares of common stock under the terms of the Purchase and Option Agreement.
	18,829,644	977,241	3,631,463
Proposal Five: To authorize, for purposes of complying with NASDAQ Listing Rule 5635(d), the Company to issue, in a financing transaction for up to $35,000,000, in excess of that number of shares of the Company’s common stock equal to 20% of the total number of shares of the Company’s common stock outstanding immediately preceding the closing of the transaction, such transaction to occur, if at all, within the six month period commencing on the date of the approval of this proposal by the Company’s stockholders.	21,146,760	1,288,068	1,003,520
Proposal Six: To authorize, for purposes of complying with NASDAQ Listing Rule 5635(d), the Company to issue, in connection with one or more capital raising transactions, up to 100,000,000 shares of the Company’s common stock (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock) for aggregate consideration of not more than $200,000,000 and at a price or prices not less than 80% of the market value of the Company’s common stock at the time of issuance, such transaction or transactions to occur, if at all, within the six month period commencing on the date of the approval of this proposal by the Company’s stockholders, and upon such other terms and conditions as the Company’s Board of Directors shall deem to be in the best interests of the Company and its stockholders.
	21,378,395	1,035,167	1,024,786
Proposal Seven: To ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.	38,725,688	591,166	3,165,312

The number of broker non-votes as to the election of directors and proposals 3, 4, 5 and 6 was 19,043,818.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ETHANOL, INC.

Date: June 3, 2010	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary